SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             _______________________

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             _______________________


                       Date of Report
                       (Date of earliest
                       event reported):    February 17, 1998


                                Snap-on Incorporated
             (Exact name of registrant as specified in its charter)


     Delaware                        1-7724                    39-0622040
   (State or other              (Commission File             (IRS Employer
   jurisdiction of                   Number)              Identification No.)
   incorporation)


              10801 Corporate Drive, Kenosha, Wisconsin 53141-1430 (Address of principal executive offices, including zip code)


                                 (414) 656-5200
                         (Registrant's telephone number)

   Item 5.     Other Events.

          Snap-on Incorporated (the "Corporation") has made previous disclosures, including without limitation in Note 11 of Notes to Consolidated Unaudited Financial Statements in the Corporation's Quarterly Report on Form 10-Q for the period ended September 27, 1997, with respect to the Corporation's guaranty of certain obligations. On February 17, 1998, the Corporation issued a press release relating to this subject to the following effect:

                                                                  IMMEDIATE


               Settlement in Texas Satisfies Snap-on Loan Guaranty

   KENOSHA, Wisconsin - February 17, 1998 - Snap-on Incorporated and Tejas Testing Technologies have completed an agreement, approved by the U.S. Bankruptcy Court in Austin, Texas, that will fully satisfy Snap-on's liability related to a loan guaranty by Snap-on of certain Tejas lease obligations. The agreement allows for the allocation of funds in a settlement reached among Snap-on, Tejas and the State of Texas related to the cancellation of Texas' centralized emissions testing program in 1995. The settlement provides for the payment of the remaining principal on the guaranteed loan and for the reimbursement of principal and interest paid to date by Snap-on on the loan. In addition to amounts already appropriated by the Texas Legislature, the settlement includes an amount expected to be appropriated in the next legislative session from which the final settlement payments will be made by 2001.

   Prior to the disposition of Systems Control, Inc. (SCI) by a subsidiary of Snap-on in 1994, SCI's subsidiaries, Tejas Testing Companies, entered into contracts with the State of Texas to perform centralized emissions testing in certain metropolitan areas of the state. In 1995, the State of Texas terminated the centralized testing program and Tejas subsequently initiated a lawsuit with respect to the cancelled contracts and filed for bankruptcy.

   Snap-on Incorporated (NYSE: SNA) is a $1.7 billion leading global developer, manufacturer, and distributor of tool and equipment solutions for professional technicians, motor service shop owners, specialty repair centers, original equipment manufacturers, and industrial tool users worldwide. Product lines include hand and power tools, diagnostics and shop equipment, tool storage products, diagnostics software, and other solutions for the automotive and industrial service industries.

                                     # # # #

   Media contact:                                 Investor relations contact:

   Richard Secor                                  Lynn McHugh
   414/656-5561                                   414/656-6488

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   SNAP-ON INCORPORATED



   Date:  February 18, 1998        By:  /s/ Susan F. Marrinan
                                        Susan F. Marrinan
                                        Vice President, Secretary
                                          and General Counsel